UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934
                -------------------------------------------------

         Date of Report (Date of earliest event reported): May 23, 2001

                                   SAWTEK INC.
             (Exact name of registrant as specified in its charter)

                                     Florida
                          (State or other jurisdiction
                                of incorporation)

                                    000-28276
                              (Commission File No.)

                                   59-1864440
                        (IRS Employer Identification No.)

                             1818 South Highway 441
                              Apopka, Florida 32703
                    (Address of principal executive offices)

                                 (407) 886-8860
              (Registrant's telephone number, including area code)

Item 5.  Other Events.

         Sawtek Inc. provided investors with a mid-quarter update for the quarter ending March 31, 2001.

Item 7.  Financial Statements and Exhibits.

         Exhibit 99.1 Sawtek Inc. Press Release dated May 23, 2001: Sawtek Announces a Mid-Quarter Update for Quarter Ending June 30, 2001.

         Exhibit 99.2 Sawtek Inc. Conference Call Script dated May 24, 2001.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    SAWTEK INC.



                                    By:  /s/ Kimon Anemogiannis
                                         Kimon Anemogiannis
                                         President and Chief Executive Officer

May 24, 2001

                                                                    Exhibit 99.1

NEWS RELEASE
                                               Contact: Raymond A. Link
                                                        Sr. VP Finance & CFO
                                                        Sawtek Inc.
                                                        Tel:  (407) 886-8860
                                                        Fax:  (407) 886-7061
                                                        E-mail:  rl@sawtek.com
For Immediate Release

                      Sawtek Announces a Mid-Quarter Update
                        for Quarter Ending June 30, 2001

     Orlando, FL, May 23, 2001 - Sawtek Inc. (NASDAQ: SAWS) today provided investors with a mid-quarter update for the quarter ending June 30, 2001.

     Kimon Anemogiannis, President and Chief Executive Officer, stated, "We are revising our revenues and profits for the quarter ending June 30, 2001 due to the continued slow down in the wireless communication sector resulting in lower order flow and backlog from our original projections. We are now projecting revenues for the quarter ending June 30, 2001 to be somewhere between $17 million and $19 million, gross profit margin is estimated at 33% to 39%, and earnings per share is estimated at $0.06 to $0.08. We are optimistic about our long-term prospects with significant revenue projected from our new products, including RF filters and our recently introduced RF cellular duplexer."

Conference Call
---------------
     Sawtek will be hosting a conference call with the investment community on Thursday, May 24, 2001 at 8:30 a.m. EDT to discuss our outlook and to answer questions. The domestic dial-in number for the call is (800) 563-9844 and international dial-in number is (706) 643-0906 (no password required). The call can also be accessed via webcast through the Investor Relations section of Sawtek's website: www.sawtek.com. For those who are unavailable to listen to the live broadcast, a replay will be available by 11:00 a.m. EDT May 24 through midnight May 26, 2001. The domestic dial-in number is (800) 642-1687 and international dial-in number is (706) 645-9291, then enter the pass code 1040924.

     A transcript of management's comments will be available within 24 to 48 hours through our website at www.sawtek.com.

     We will also host a conference call on June 19, 2001 to update investors on our outlook at that time. Information for this call will be provided at a later date.




                                     -more-

About Sawtek
------------
     Sawtek designs, develops, manufactures and markets a broad range of electronic signal processing components based on surface acoustic wave, or SAW, technology primarily for use in the wireless communications industry. Sawtek's primary products include SAW filters for mobile handsets and infrastructure, plus custom-designed, high performance bandpass filters, resonators, oscillators and SAW-based subsystems. These products are used in a variety of microwave and RF systems, such as CDMA, TDMA, AMPS, GSM and 3G digital wireless communications systems, digital microwave radios, wireless local area networks, cable television equipment, Internet infrastructure, various defense and satellite systems, and sensors. You can access more information about Sawtek by visiting our web site at www.sawtek.com.

Forward-Looking Statements
--------------------------
     This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Act of 1995. Investors are cautioned that forward-looking statements such as statements of the Company's plans, objectives, expectations and intentions involve risks and uncertainties. The cautionary statements made in this release should be read as being applicable to all related statements wherever they appear. Statements containing terms such as "believes", "does not believe", "no reason to believe", "expects", "plans", "projects", "intends", "estimates", "anticipates", or similar terms, are considered to contain uncertainty and are forward-looking statements. The Company's actual results could differ materially from those discussed. Factors that could contribute to such differences include the following: a decline in either the growth of wireless communications or the acceptance of CDMA technology; our dependence on a few large customers; competitive products or technologies that could reduce demand for our products such as direct conversion or digital filtering technology; increased sales through consignment agreements; our ability to successfully develop and bring new products to market, particularly RF filters; our ability to successfully increase production capacity; our dependence on a limited number of suppliers for certain key raw materials; risks associated with international sales; declining selling prices for some of our key products; decreased manufacturing yields; cancellation of purchase orders by our customers; our inability to protect our intellectual property or if we infringe on the intellectual property of others; increased competition from other SAW suppliers; risks associated with our Costa Rican operations; risk of natural disasters; and other risks discussed in our SEC filings including Form 10K and Form 10Q, which can be accessed at the SEC web site, www.sec.gov.

     A reader of this release should understand that it is not possible to predict or identify all such risk factors. Consequently, the reader should not consider this list to be a complete statement of all potential risks or uncertainties. We do not assume the obligation to update any forward-looking statement.

                                 ###

                                                                    Exhibit 99.2

Sawtek Inc. Conference Call Script
Dated:  May 24, 2001

Conference Leader:  Kimon Anemogiannis, President & Chief Executive Officer

Comments From Kimon Anemogiannis:
--------------------------------
     Thank you for listening to our conference call today. Joining me from Oregon is Ray Link, our Chief Financial Officer, and Brian Balut, our VP of Sales & Marketing, who will provide a more detailed analysis of our current outlook.

     Yesterday, after the market closed, we revised our outlook for the quarter ending June 30, 2001. The revised outlook is based on reduced orders and backlog from our original projections on April 9, 2001 resulting from the continued slow down in the wireless communication sector. Our revised projection has revenue for this quarter at somewhere between $17 million and $19 million, our gross profit between 33% and 39% and earnings per share between $0.06 to $0.08. The reduction in orders and backlog is primarily from our customers in the wireless handset, base station market, and broadband access markets. Our wireless handset business is negatively impacted by the slow down in the economy, significant reduction in demand for components for wireless phones and lower unit prices for our products in the current quarter. Our base station business is negatively impacted by the reduction in network spending by the wireless phone operators and a delay in roll out of next-generation equipment. Lastly, our broadband business is also down due to excess inventories by our customers.

     Ray Link, our Chief Financial Officer, will now comment on our forecast.

Comments on Forward-Looking Statements
--------------------------------------
     The forward-looking statements in this conference call are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Act of 1995. Investors are cautioned that forward-looking statements such as statements of the Company's plans, objectives, expectations and intentions involve risks and uncertainties. The cautionary statements made in this conference call should be read as being applicable to all related statements wherever they appear. Statements containing terms such as "believes", "does not believe", "no reason to believe", "expects", "plans", "projects", "intends", "estimates", "anticipates", or similar terms, are considered to contain uncertainty and are forward-looking statements. The Company's actual results could differ materially from those discussed. Factors that could contribute to such differences include the following: a decline in either the growth of wireless communications or the acceptance of CDMA technology; our ability to successfully develop and bring new products to market, particularly RF filters; our ability to successfully increase production capacity; competitive products or technologies that could reduce demand for our products such as direct conversion or digital filtering technology; our dependence on a limited number of suppliers for certain key raw materials; risks associated with international sales; our dependence on a few large customers; increased sales through consignment agreements; declining selling prices for some of our key products; decreased manufacturing yields; cancellation of purchase orders by our customers; our inability to protect our intellectual property or if we infringe on the intellectual property of others; increased competition from other SAW suppliers; risks associated with our Costa Rican operations; risk of natural disasters; and other risks discussed in our SEC filings including Form 10K and Form 10Q, which can be accessed at the SEC web site, www.sec.gov.

     A participant of this conference call should understand that it is not possible to predict or identify all such risk factors. Consequently, the participant should not consider this list to be a complete statement of all potential risks or uncertainties. We do not assume the obligation to update any forward-looking statement.

     We revised our revenue, gross profit and earnings downward from our guidance on April 9, 2001 primarily as orders that we expected during this quarter continue to be slow and significantly below our original projection. Our current projection is based on what we believe to be firm orders in backlog, plus our actual shipments for April and through May 23, 2001. Quarter to date, we have shipped approximately $7.5 million, which is below our original target for this period. Our revised gross profit margin of approximately 33% to 39% is below our original guidance due to the lower production resulting in significant unabsorbed overhead costs. Our revised earnings per share projection reflects the lower sales, lower gross profit margin, stable operating costs, and a tax rate of approximately 20%-22%, and excludes any merger-related expenses relating to the announced merger with TriQuint Semiconductor, Inc.

     At this time, it is somewhat difficult for us to provide detailed guidance for the September quarter. We believe the revenue for the September quarter will be up from this quarter and we hope to be in a better position to provide more detailed guidance in our conference call update scheduled for June 19, 2001.

End.